Exhibit 10.4

Date:

Incentive Stock Option Granted

by

THE J. JILL GROUP, INC.

(hereinafter called the “Company”)

to

(hereinafter called the “Holder”)

under the

2001 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

WITNESSETH:

For valuable consideration, the receipt of which is hereby acknowledged, the Company hereby grants to the Holder the following option:

 FIRST:  Subject to the terms and conditions hereinafter set forth, the Holder is hereby given the right and option to purchase from the Company an aggregate of                  shares of Common Stock of the Company, par value $.01 per share, at the time and in the manner hereinafter stated.  Schedule A attached hereto and hereby incorporated herein sets forth, with respect to this option:  (i) its expiration date, (ii) its exercise price per share, (iii) its vesting rate, and (iv) certain other terms and conditions applicable to this option and incorporated herein.

This option is and shall be subject in every respect to the provisions of The J. Jill Group, Inc. 2001 Incentive and Non-Statutory Stock Option Plan (the “Plan”), as amended from time to time, which is incorporated herein by reference and made a part hereof.  In the event of any conflict or inconsistency between the terms hereof and those of the Plan, the latter shall prevail.  References herein to the Committee shall mean the Committee as defined in the Plan.

This option shall be exercised by the delivery of written notice to the Company (the “Notice”) setting forth the number of shares with respect to which the option is to be exercised and the address to which the certificates for such shares are to be mailed, together with payment for such shares by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Committee; (ii) by the Holder’s delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the Holder chooses to pay the purchase price as so provided, the Holder and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; and provided further that the Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or (iii) by any other means (including, without limitation, by delivery of a promissory note of the Holder payable on such terms as are specified by the Committee; provided, however, that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1247(d) of the Internal Revenue Code) which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations.

If the Holder of this option is an executive officer, director or beneficial owner of more than ten percent (10%) of the Common Stock of the Company, any shares of stock issuable upon exercise of this option may not be sold or transferred (except that such shares may be issued upon exercise of this option) by such Holder for a period of six months following the grant of this option.

SECOND:  The Company, in its discretion, may file a registration statement on Form S-8 under the Securities Act of 1933 to register shares of Common Stock reserved for issuance under the Plan.  At any time at which such a registration statement is not in effect, it shall be a condition precedent to any exercise of this option that the Holder (or if any other individual or individuals are exercising this option, such individual or individuals) shall deliver to the Company an investment letter in form and substance satisfactory to the Company and its counsel which shall contain, among other matters, a statement in writing that the option is then being exercised only with a view to investment in, and not with a view to the distribution of, the shares with respect to which the option is then being exercised; that the Holder and/or the Holder’s attorneys, accountants, and/or analysts (or the individual or individuals exercising this option and/or his or their attorneys, accountants and/or analysts) have fully investigated the Company and the business and financial conditions concerning it and have knowledge of the Company’s then current corporate activities and financial condition; and that the Holder believes that the nature and amount of the shares being purchased by him/her are consistent with his/her investment objectives, abilities and resources.

THIRD:  As promptly as practicable after receipt of the Notice and payment described in paragraph FIRST and, if required as a condition to exercise, the investment letter described in paragraph SECOND, the Company shall deliver or cause to be delivered to the Holder (or if any other individual or individuals are exercising this option, to such individual or individuals) at the address specified in the Notice a certificate or certificates for the number of shares with respect to which the option is then being exercised, registered in the name or names of the individual or individuals exercising the option, either alone or jointly with another person or persons with rights of survivorship, as the individual or individuals exercising the option shall prescribe in writing to the Company at or prior to such purchase; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent shall have deposited such certificate or certificates in the United States mail, addressed to the Holder (or such individual or individuals) at the address so specified; and provided further that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Holder (or the individual or individuals exercising this option) to take any action in connection with the shares then being purchased, the date for the delivery of the certificates for such shares shall be extended until such action shall be taken and completed, it being understood that the Company shall have no obligation to take and complete any such action.

FOURTH:  The existence of this option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then the number, class, and per share price of shares of stock subject to this option shall be appropriately adjusted in such a manner as to entitle the Holder to receive upon exercise of this option, for the same aggregate consideration, the same total number and class of shares as the Holder would have received as a result of the event requiring the adjustment had the Holder exercised this option in full immediately prior to such event.

After a merger of one or more corporations into the Company, or after a merger or consolidation of the Company and one or more corporations in which (i) the Company shall be the surviving corporation, and (ii) the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, the Holder shall, at no additional cost, be entitled upon exercise of this option to receive in lieu of the number of shares as to which this option shall then be so exercisable, the number and class of shares of stock or other securities, cash or property to which the Holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which this option shall be so exercised.

If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if there is a merger or consolidation where the Company is the surviving corporation but the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while this option remains outstanding, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or other disposition, as the case may be, the Holder of this option shall be entitled, upon exercise of this option, to receive, in lieu of shares of Common Stock, shares of such stock or such other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, liquidation, sale or other disposition; (ii) the Committee may accelerate the time for exercise of this option, so that from and after a date prior to the effective date of such merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Committee, exercisable in full; or (iii) this option may be cancelled by the Committee as of the effective date of any such merger, consolidation, liquidation, sale or other disposition provided that (x) notice of such cancellation shall be given to the Holder and (y) the Holder shall have the right to exercise this option to the extent that the same is then exercisable or, if the Committee shall have accelerated the time for exercise of this option pursuant to clause (ii) above, in full during the 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or other disposition.

Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to this option.

FIFTH:  No person shall, by virtue of the granting of this option to the Holder, be deemed to be a holder of any shares purchasable under this option or to be entitled to the rights or privileges of a holder of such shares unless and until this option has been exercised with respect to such shares and they have been issued pursuant to that exercise of this option.

The Company shall, at all times while any portion of this option is outstanding, reserve and keep available, out of shares of its authorized and unissued stock or reacquired shares, a sufficient number of shares of its Common Stock to satisfy the requirements of this option; shall comply with the terms of this option promptly upon exercise of the option rights; and shall pay all fees or expenses necessarily incurred by the Company in connection with the issuance and delivery of shares pursuant to the exercise of this option.

SIXTH:  This option is not transferable by the Holder otherwise than by will or under the laws of descent and distribution; the granting of this option shall not impose upon the Company any obligation to employ or to continue to employ the Holder; and the right of the Company to terminate the employment of the Holder shall not be diminished or affected by reason of the fact that this option has been granted to such Holder.

This option is exercisable, during the Holder’s lifetime, only by the Holder, and by the Holder only while the Holder is an employee of the Company, except that in the event the employment of the Holder terminates for any reason, other than for cause as determined by the Company and other than in the event of death or retirement in good standing from the employ of the Company for reasons of age or disability under the then established rules of the Company, the Holder shall have the right to exercise this option within thirty (30) days after the date the Holder ceases to be an employee of the Company (but not later than the expiration date of this option) with respect to the shares which were purchasable by the Holder by exercise of this option at the time of such cessation of employment.  As used in this paragraph, “cause” shall mean (i) any material breach by the Holder of any agreement to which the Holder and the

Company are both parties, (ii) any act or omission to act by the Holder which may have a material and adverse effect on the Company’s business or on the Holder’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (iii) any material misconduct or material neglect of duties by the Holder in connection with the business or affairs of the Company or any affiliate of the Company.

In the event of the retirement of the Holder in good standing from the employ of the Company for reasons of age or disability under the then established rules of the Company, this option shall terminate on the earlier of its expiration date and a date ninety (90) days after the Holder’s retirement.  After such retirement the Holder shall have the right, at any time prior to such termination, to exercise this option to the extent the Holder was entitled to exercise such option immediately prior to such retirement.

In the event of the death of the Holder while the Holder is in the employ of the Company and before the expiration date of this option, this option shall terminate on the earlier of its expiration date and a date one (1) year after his death.  After the death of the Holder, the Holder’s executors, administrators or any person or persons to whom the Holder’s option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to such termination, to exercise such option to the extent the Holder was entitled to exercise such option at the time of the Holder’s death.

An employment relationship between the Company and the Holder shall be deemed to exist during any period in which the Holder is employed by the Company or by any parent or subsidiary corporation of the Company.

SEVENTH:  Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered by hand or by mail to the Treasurer of the Company, 4 Batterymarch Park, Quincy, Massachusetts 02169-7468 or such other address as the Company may hereafter designate.

Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder or when deposited in the mail, postage prepaid, addressed to the Holder at the Holder’s address furnished to the Company.

EIGHTH:  This option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Holder agrees that the Holder will not exercise the option granted hereby nor will the Company be obligated to issue or sell any shares of stock hereunder if the exercise thereof or the issuance or sale of such shares, as the case may be, would constitute a violation by the Holder or the Company of any such law, regulation or order or any provision thereof.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of this option or the issuance of shares pursuant hereto to comply with any such law, regulation, order or provision.

NINTH:  This option shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date first above written.

[Seal]

ATTEST:	THE J. JILL GROUP, INC.

By:
Secretary		Its

SCHEDULE A TO INCENTIVE STOCK OPTION

THE J. JILL GROUP, INC.

Date of Grant:

Name of Holder:

Address:

City, State, Zip:

Social Security Number:

Maximum number of shares for which this option is exercisable:

Exercise (purchase) price per share:	$

Expiration date of option:

Vesting Rate:     The Holder shall have the right and option to purchase any or all of the shares subject to this option as follows:

(a) one third (1/3) of the shares on                    ; and

(b) an additional one third (1/3) of the shares on each of                    and                    .

Notwithstanding the foregoing, (a) in the event of the death of the Holder while the Holder is in the employ of the Company (or a subsidiary of the Company) and before this option has become exercisable in full, then at the time of such death this option shall become exercisable in full; (b) in the event that a Qualified Sale (as hereinafter defined) occurs before this option has become exercisable in full, and immediately before such Qualified Sale the Holder is employed by the Company (or a subsidiary of the Company), then immediately before such Qualified Sale this option shall become exercisable as to an additional one third (1/3) of the shares subject to this option; and (c) in the event of the Qualified Retirement (as hereinafter defined) of the Holder before this option has become exercisable in full, then immediately before such Qualified Retirement this option shall become exercisable in full.  A Qualified Sale shall mean the closing of a sale of all or substantially all of the assets or issued and outstanding capital stock of the Company, or the closing of a merger or consolidation involving the Company in which the stockholders of the Company immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than fifty percent in voting power of the capital stock or other equity interests of such surviving corporation or entity outstanding immediately after such merger or consolidation.  Qualified Retirement shall mean the Holder’s retirement from employment at a time when the Holder’s successor as Chief Executive Officer of the Company has accepted the Company’s offer of employment in such capacity.

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The right to purchase shares under this option shall be cumulative.

Other terms and conditions:  The Holder agrees that for a period of up to one hundred eighty (180) days from the effective date of any registration of securities of the Company (upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities), he will not sell, make any short sale or loan of, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock held by him without the prior written consent of the Company or such underwriters, as the case may be.

The undersigned Holder acknowledges receipt of the stock option of which this Schedule A is a part.

Holder’s Signature

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